Exhibit 99.1

FOR IMMEDIATE RELEASE

JUPITERMEDIA CORPORATION SIGNS AGREEMENT TO SELL JUPITERIMAGES

FOR $96 MILLION IN CASH

(New York, NY – October 23, 2008) – Jupitermedia Corporation (Nasdaq: JUPM) (“Jupitermedia”) announced today that it has entered into a definitive stock purchase agreement to sell its Online Images business to Getty Images, Inc. for an aggregate purchase price of $96 million in cash. Under the terms of and subject to the conditions set forth in the stock purchase agreement, Jupitermedia has agreed to sell all of the outstanding capital stock of Jupiterimages Corporation (“Jupiterimages”), an Arizona corporation and a wholly owned subsidiary, to Getty Images, Inc.

The Board of Directors of Jupitermedia has approved the transaction and resolved to recommend that Jupitermedia’s stockholders approve the transaction. Completion of the transaction is subject to approval by Jupitermedia’s stockholders, regulatory approval and other customary closing conditions. In addition, Alan Meckler, Jupitermedia’s Chairman, Chief Executive Officer and a significant stockholder, and certain other stockholders, who, with Mr. Meckler, collectively hold approximately 35.9% of Jupitermedia’s outstanding stock, have entered into definitive support agreements with Getty Images, Inc. to vote in favor of the transaction. The transaction is not subject to a financing condition. In connection with the transaction, Jupitermedia will retain ownership of its Peoria, Illinois building and property and lease the facility to Getty Images, Inc. Jupitermedia expects to incur a non-cash loss of approximately $95 million upon the closing of the transaction.

Following the completion of the sale of Jupiterimages to Getty Images, Inc, Jupitermedia will continue to operate its Online media business, which consists of five distinct networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Mediabistro.com and Graphics.com for media and creative professionals.

“We believe that this transaction will be beneficial to Jupitermedia and its stockholders, both in the near term and the long run, as it will allow Jupitermedia to pay off all of its bank debt. Upon closing of the transaction, we will continue focus on the further development and growth of our Online Media division,” stated Alan Meckler.

Merrill Lynch & Co. is acting as financial advisor to Jupitermedia and Willkie Farr & Gallagher LLP is serving as legal advisor to Jupitermedia.

Important Additional Information Regarding the Stock Purchase Agreement will be filed with the SEC

This communication is not a solicitation of a proxy from any security holder of Jupitermedia. In connection with the stock purchase agreement, Jupitermedia Corporation will file with the U.S. Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. THE PROXY STATEMENT WILL BE SENT TO JUPITERMEDIA CORPORATION STOCKHOLDERS, WHO ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE STOCK PURCHASE AGREEMENT. Jupitermedia Corporation investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by going to Jupitermedia Corporation’s Investors page on its corporate website at http://www.Jupitermedia.com/corporate/investors.html.

Jupitermedia Corporation and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of Jupitermedia Corporation in connection with the stock purchase agreement and the proposed transaction. Information about Jupitermedia Corporation and its directors and officers can be found in its proxy statements on Schedule 14A and annual reports on Form 10-K filed with the Securities and Exchange Commission, as well as on Jupitermedia Corporation’s Investors page on its corporate website at http://www.Jupitermedia.com/corporate/investors.html. Additional information regarding the interests of those persons may be obtained by reading the proxy statement for the proposed transaction when it becomes available.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM) (http://www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of images, news and original information, career Web sites and events for information technology, business, media and creative professionals.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, for example, the competitive environment in which Jupitermedia and Jupiterimages compete; the unpredictability of Jupitermedia’s and Jupiterimages’ respective future revenues, expenses, cash flows and stock price; Jupitermedia’s and Jupiterimages’ respective ability to integrate acquired businesses, products and personnel into their existing businesses; Jupitermedia’s and Jupiterimages’ respective ability to protect their intellectual property; Jupitermedia’s dependence on a limited number of advertisers; the conditions to the completion of the transactions contemplated by the stock purchase agreement may not be satisfied, or the regulatory approvals and clearances required for the transactions contemplated by the stock purchase agreement may not be obtained on the terms expected or on the anticipated schedule (if at all); the parties’ ability to meet expectations regarding the timing for completion of the transactions contemplated by the stock purchase agreement; the retention of certain key employees at Jupitermedia and Jupiterimages; and the outcome of any legal proceedings that may be instituted against Jupitermedia Corporation and others following the announcement of the stock purchase agreement.

For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

All current Jupitermedia press releases can be found online at www.jupitermedia.com/corporate/press.html.

For information on Jupitermedia Corporation contact:

Michael DeMilt

VP of Marketing

203-662-2989

press@jupitermedia.com

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